Exhibit 10.16

AMENDED AND RESTATED ALLIANCE AGREEMENT

This Amended and Restated Alliance Agreement (“Agreement”) is made and entered into as of February 15th, 2022 (the “Restated Date”), by and between LanzaTech NZ, Inc., a company organized and existing under the laws of Delaware and formerly known as LanzaTech New Zealand Limited (“LanzaTech”) and Mitsui & Co., Ltd. (“Mitsui”). Each of Mitsui and LanzaTech shall be referred to herein, individually, as a “Party,” and, collectively, as the “Parties.”

The Alliance Agreement made and entered into as of March 26, 2014 (the “Effective Date”) (“Prior Agreement”) is hereby superseded and amended in its entirety and restated in this Agreement with effect from the Restated Date.

RECITALS

WHEREAS, LanzaTech is a Delaware corporation that, among other things, develops, produces, and licenses gas fermentation reactors, industrial fuel and chemical production microbes and other technology concerning the transformation of carbon rich waste gases and residues from industry into fuels and chemicals, including through the use of gasification of solid residues to create such carbon rich waste gases (the “LanzaTech Technology”);

WHEREAS, Mitsui is a Japan-based multinational enterprise that, among other things, provides strategic investment and lending services, off-take and related services and EPC services to companies active in the industries to which LanzaTech distributes, markets and licenses its products and services (including LanzaTech Technology);

WHEREAS, LanzaTech is seeking to promote, market and license the use of LanzaTech Technology for implementation and use by operators of industrial production and similar facilities worldwide;

WHEREAS, Mitsui desires to contribute to and collaborate with LanzaTech in the development, strategic investment, marketing and distribution of products and services related to LanzaTech Technology, including but not limited to the production of ethanol and specialty chemicals from industrial waste gases and carbon dioxide utilization, reduction and mitigation from stranded gas fields; and,

WHEREAS, LanzaTech desires to collaborate with Mitsui with respect to the global promotion and marketing of LanzaTech Technology by, among other things, promoting Mitsui as LanzaTech’s preferred provider of certain Mitsui products and services as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

Section 1.Definitions.

1.1.“Affiliate,” as to a Person, means any corporation, firm, partnership, or other Person that, directly or indirectly, controls, is controlled by, or is under common control with the first Person, where “control” of the first Person means direct or indirect legal, beneficial, or equitable ownership of more than fifty percent (50%) of the outstanding voting capital stock of the first Person (or of other ownership interests conveying similar voting control, if the first Person is not a corporation) or such percentage of the outstanding voting capital stock (or such other ownership if the first Person is not a corporation) interest that is sufficient to provide such other Person fifty percent (50%) of the voting power with respect to the first Person.

1.2.“Alliance Committee” has the meaning set forth in Section 3.1.

1.3.“Alliance Services” means (a) all Investment Services, Off-take Services and, only in Japan, EPC Services offered or provided by Mitsui or any of its Affiliates (or that Mitsui indicates it or an Affiliate will offer or provide) to any Person as of the Effective Date, (b) any related, expanded or new Investment Services, Off-take Services or, only in Japan, EPC Services offered or provided by Mitsui or its Affiliates (or that Mitsui indicates it or an Affiliate will offer or provide) to any Person during the Term and (c) any Investment Services, Off-take Services or (only in Japan) EPC Services requested by any Customer in connection with the Parties’ joint or individual marketing and promotional efforts hereunder which Mitsui agrees to provide.

1.4.“CarbonSmart Brand Owner” means a CarbonSmart Customer that is a brand owner manufacturing itself or through others finished products at least in part from products or by-products issued from LanzaTech’s gas fermentation technology.

1.5.“CarbonSmart Customer” means a Customer of CarbonSmart Technology, whether a further processor or user of a product or by-product issued from LanzaTech’s gas fermentation technology or a CarbonSmart Brand Owner.

1.6.“CarbonSmart Technology” means that part of the LanzaTech Technology known as CarbonSmart, that relates to [***].

1.7.“Change of Control” means, with respect to a Party: (a) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of such Party; (b) any transaction or series of related transactions to which such Party is a party in which in excess of fifty percent (50%) of such Party’s voting power is transferred, including in connection with the initial public offering of the common stock or other equity interests of such Party on any public exchange; or (c) any consolidation, merger or reorganization of such Party with or into any other corporation or other Person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shareholders of such Party immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving Person in substantially the same proportions and retain the ability to elect a majority of the members of such Party’s board of directors (or, if the surviving Person is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization.

1.8.“Competitive Technology” shall mean a third Person’s technology (a) that is primarily used for the purposes of (i) converting carbon-containing gases into products and/or energy using microbes and gas fermentation reactors or (ii) converting industrial and municipal waste gases rich in carbon monoxide and/or carbon dioxide into energy using power generation instruments and (b) the use of which by a third Person would be reasonably likely to prevent LanzaTech from licensing the LanzaTech Technology to such third Person.

1.9.“Confidential Information” has the meaning set forth in Section 10.1.

1.10.“Customers” means Joint Customers and LanzaTech Customers.

1.11.“EPC Services” means engineering, procurement and construction services offered or provided by Mitsui or any of its Affiliates in Japan that are related to or useful in connection with the implementation, use or exploitation of the LanzaTech Technology.

1.12.“Exclusivity Term” has the meaning set forth in Section 4.1(b).

1.13.“Intellectual Property” means any or all of the following: (a) inventions (whether patentable or not), invention disclosures, industrial designs, discoveries, improvements and technology, (b) trade secrets, proprietary and confidential information, and know how (“Trade Secrets”); (c) databases, data compilations and collections and technical data; (d) works of authorship including computer programs (in source code and object code, and whether embodied in software, firmware or otherwise), architecture, documentation, files, records, and data; (e) devices, prototypes, schematics and test methodologies; (f) logos, trade names, trade dress, trademarks and service marks; (g) domain names and web sites; (h) tools, methods and processes; (i) any information, materials and property similar or equivalent to the foregoing (as applicable); and (j) any and all instantiations of any of the foregoing in any form and embodied in any media.

1.14.“Intellectual Property Rights” means any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (a) patents, patent applications, and inventors’ certificates (“Patents”); (b) copyrights, copyright registrations and copyright applications, and all related rights of authors throughout the world, including moral and economic rights, however denominated (“Copyrights”); (c) rights in industrial designs and registrations thereof and applications therefor; (d) rights in logos, trade names, trade dress, trademarks and service marks and registrations and applications therefor (“Trademarks”); (e) rights in Trade Secrets, including rights to limit the use or disclosure thereof by any person or entity (“Trade Secret Rights”); (f) rights in databases and data collections and registrations and applications therefor; (g) all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part of any of the foregoing (as applicable); and (h) any rights similar or equivalent to any of the foregoing, including the right to enforce (and to sue and recover remedies for the infringement, misappropriation or other violation of) any of the foregoing.

1.15.“Investment Services” means equity investments, leases, loans or any other type of transaction pursuant to which Mitsui and/or one of its Affiliates finances a Person’s research and development, acquisition or use of any product or service (including LanzaTech Technology), including where project debt and/or equity is used to finance a particular project and paid back from the revenue generated by the applicable project.

1.16.“Japanese Provider” means any Person that (a) is a provider of Investment Services, Off-take Services or EPC Services and (b) has its primary place of business in Japan as of the Effective Date or at any time during the Term.

1.17.“Joint Customers” mean potential customers for implementation of LanzaTech Technology and/or use of the Alliance Services identified by the Alliance Committee, jointly by the Parties, or by either Party individually and presented to the Alliance Committee pursuant to this Agreement.

1.18.“Joint Promotion” has the meaning set forth in Section 3.3(d).

1.19.“LanzaTech Customers” has the meaning set forth in Section 4.3(a).

1.20.“Off-take Services” means services related to the purchase or sale of products of a third Person manufacturer’s or producer’s operations (other than a CarbonSmart Brand Owner’s finished products), including the collection, transportation and/or processing of by-products of industrial manufacturing or related operations for further processing and use as a derivative product and/or sale in a secondary market.

1.21.“Offering” has the meaning set forth in Section 4.2(a).

1.22.“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a group, a governmental authority, or any other type of entity.

1.23.“Preferred Provider” has the meaning set forth in Section 4.1.

1.24.“Representative” means the officers of a Person, and the directors and advisors (including consultants and legal counsel) of a Person when such directors are acting on behalf of such Person.

1.25.“Restricted Third Party” means any Person that (a) is a provider of Investment Services, Off-take Services or EPC Services and (b) is a Japanese trading company (sogo shosha) as of the Effective Date or at any time during the Term.

Section 2.Purpose of Alliance.

LanzaTech and Mitsui desire to enter into an alliance to cooperate in the joint promotion and marketing of LanzaTech Technology and the Alliance Services, individually and as combined in Offerings, on a global basis in accordance with the terms and conditions of this Agreement, including by (a) sharing information regarding LanzaTech Technology and Alliance Services, as applicable, to facilitate each Party’s marketing and promotional efforts, (b) identifying Joint Customers to target in connection with the Parties’ marketing and promotional efforts, (c) collaborating to market, promote and sell Offerings, and (d) facilitating each Party’s provision of LanzaTech Technology and Alliance Services, as applicable, to Customers, in each case as further set forth herein (collectively, the “Alliance”). The Parties shall promote and market Mitsui as LanzaTech’s Preferred Provider pursuant to Section 4 in connection with all activities of the Alliance conducted pursuant to this Agreement, and in Japan shall honor Mitsui’s exclusive right to provide Alliance Services to LanzaTech and all Customers, other than CarbonSmart Customers, in accordance with Section 4.1(b).

Section 3.Alliance Committee.

3.1.Purpose; Formation. Within [***] after the Effective Date, the Parties shall establish a joint alliance committee (the “Alliance Committee”) that will manage the strategic focus and other matters pertaining to the Alliance and facilitate communications between the Parties with respect to the goals and progress of the Alliance and the ongoing identification and targeting of Customers pursuant to this Agreement.

3.2.Composition. Each Party shall initially appoint at least one (1) representative of such Party as a representative to the Alliance Committee. The Alliance Committee may change its size from time to time upon the mutual consent of its members, provided that the Alliance Committee at all times comprises an equal number of representatives from each Party. Each Party may replace its Alliance Committee representatives at any time upon written notice to the other Party. The Alliance Committee may invite non-members to participate in the discussions and meetings of the Alliance Committee, provided that such participants shall have no voting authority at the Alliance Committee. [***]. The role of the chairperson shall be to convene and preside at meetings of the Alliance Committee, but the chairperson shall have no additional powers or rights beyond those held by the other Alliance Committee members.

3.3.Specific Responsibilities. In addition to its overall responsibility for monitoring and providing a forum to discuss and coordinate the Alliance and the Parties’ activities pursuant to this Agreement, the Alliance Committee shall, in a manner that takes into account each Party’s resources and capabilities, undertake the following in particular:

(a)discuss, develop and implement a joint strategy for identifying, approaching, promoting and marketing to Customers (“Promotion”) the Offerings, LanzaTech Technology, Alliance Services, and Mitsui as LanzaTech’s Preferred Provider;

(b)coordinate and implement information sharing, training activities and other collaborative endeavors related to the transfer of knowledge between the Parties as necessary to facilitate each Party’s understanding of LanzaTech Technology and Alliance Services, as applicable, solely in support of the Parties’ marketing and promotional efforts and other activities of the Alliance;

(c)review, revise and approve joint marketing materials to be used in connection with any Promotions or other marketing and promotional efforts undertaken by the Parties, individually or jointly, pursuant to this Agreement, including presentation materials, technical and financial documentation regarding LanzaTech Technology and Alliance Services, and other advertising, presentation and publicity information and materials used in connection with the Alliance;

(d)identify opportunities to target prospective Joint Customers for which a Promotion will increase the probability of selling an Offering, including (i) identifying and designating specific Joint Customers, specific opportunities with Joint Customers and key contacts for these Joint Customers, (ii) assessing of the timing and size of the opportunities, (iii) developing a management process for the opportunity and (iv) discussing the Offering as related to the specific opportunity, and cooperating to set out mutually acceptable sales plans and designate the roles, assignments and activities of each Party in connection with the Promotion of the Offering to such

Joint Customer (each, a “Joint Promotion”), and to develop and implement account strategies and coordinated sales efforts directed to such Joint Customers;

(e)identify, discuss and, if mutually agreed, engage strategic third Person partners to facilitate Parties’ joint marketing and promotional efforts;

(f)establish such additional joint subcommittees as it deems necessary to achieve the objectives and intent of this Agreement and the Alliance;

(g)identify any changes in applicable law, regulations or rights reasonably likely to affect the continued development, production and licensing of the LanzaTech Technology and provision of Alliance Services, with each Party cooperating to identify such changes and address any issues arising from any such changes in applicable law, regulations or rights identified by the Alliance Committee, and

(h)perform such other functions as appropriate to further the purposes of this Agreement as allocated to it in writing by the Parties.

3.4.Meetings. The Alliance Committee shall meet [***] during the Term unless the Parties mutually agree in writing to a different frequency for such meetings. Either Party may also call a special meeting of the Alliance Committee upon at least [***] prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting. The Alliance Committee may meet in person or by teleconference or videoconference as agreed by the Parties. Each Party will [***]. Meetings of the Alliance Committee shall be effective only if at least one (1) representative of each Party is present or participating in such meeting. The chairperson of the Alliance Committee will be responsible for preparing reasonably detailed written minutes of all Alliance Committee meetings that reflect, without limitation, material decisions made at such meetings.

3.5.Decision-Making. Subject to certain exceptions described below, the Alliance Committee shall act [***]. The representatives from each Party will have, collectively, [***] on behalf of that Party. If the Alliance Committee cannot reach a consensus within [***] (or such other reasonable period of time as agreed by the Alliance Committee in light of the nature of the matter) with respect to any matter presented to the Alliance Committee, then the matter shall be referred to the Parties’ senior managers to whom the Parties’ representatives to the Alliance Committee report. If the matter is urgent or otherwise requires a timely decision or is a critical issue, either Party shall have the right to request that the Parties’ senior managers meet (or confer by teleconference) within [***] after such matter is presented to the Alliance Committee.

3.6.[***] Reporting.

(a)[***], LanzaTech shall provide to the Alliance Committee a report describing the current status of LanzaTech’s development and commercialization efforts with respect to the LanzaTech Technology, including (i) [***], (ii) [***], (iii) [***], (iv) [***], and (v) [***] (each, a “LanzaTech Progress Report”). LanzaTech shall [***] to provide each LanzaTech Progress Report to the Alliance Committee no less than [***] prior to the next scheduled meeting of the Alliance Committee to facilitate discussion thereof.

(b)[***], Mitsui shall provide to the Alliance Committee a report describing (i) [***], (ii) [***], (iii) [***] and (iv) [***] (each, a “Mitsui Progress Report”), provided that Mitsui’s obligation to include in any Mitsui Progress Report information that is the subject of subsection (iii) above shall continue [***]. Mitsui shall use [***] to provide each Mitsui Progress Report to the Alliance Committee no less than [***] prior to the next scheduled meeting of the Alliance Committee to facilitate discussion thereof.

(c)Any issues arising out of or in connection with the progress reports issued by either Party in connection with this Section 3.6 shall be discussed by the Alliance Committee and each Party shall cooperate to resolve such issues in good faith. If the Alliance Committee reasonably determines, as a result of reviewing any Mitsui Progress Report, that Mitsui is then-providing Alliance Services in connection with a project involving Competitive Technology, then, solely for as long as Mitsui continues to provide Alliance Services in connection with such project, (i) LanzaTech shall not be obligated to designate and promote Mitsui as its Preferred Provider pursuant to Section 4.1(a) solely with respect to LanzaTech’s marketing and promotion of the LanzaTech Technology to any third Person actively involved in such project involving Competitive Technology and (ii) Mitsui will be deemed to have declined its right to provide Alliance Services in connection with any business arrangement involving the licensing or implementation of the LanzaTech Technology between LanzaTech and any third Person actively involved in such project involving Competitive Technology and LanzaTech may enter into a Solo Engagement (as defined in Section 5.4) with any such third Person. For clarity, the foregoing shall not limit LanzaTech’s obligations pursuant to this Agreement, including to identify and promote Mitsui as its Preferred Provider pursuant to Article 4, in connection with any projects other than a project involving Competitive Technology or to any Customers or potential Customers other than the third Person(s) actively involved in such project involving Competitive Technology.

Section 4.Cooperative Marketing Efforts; Preferred Provider.

4.1.Mitsui as Preferred Provider. LanzaTech hereby designates, and shall cause its Affiliates to designate, Mitsui as LanzaTech’s and its Affiliates’ “Preferred Provider” with respect to the marketing, promotion and providing of Alliance Services to Customers. Accordingly, LanzaTech hereby covenants and agrees, during the Term, as follows:

(a)(i) Anywhere in the world other than in Japan and (ii) in the case of LanzaTech CarbonSmart Technology anywhere in the world including Japan, LanzaTech shall identify Mitsui and promote Mitsui, and shall cause its Affiliates to identify Mitsui and promote Mitsui, as its and their Preferred Provider of Alliance Services in connection with (i) any Joint Promotion or any other joint or individual marketing or promotional efforts regarding an Offering or LanzaTech Technology, (ii) any Customer request for LanzaTech to provide, cause to be provided or assist in locating a provider of any Alliance Services and/or (iii) any project involving LanzaTech Technology and any Alliance Services. LanzaTech will not identify, promote or introduce to any Customer any alternative provider of Alliance Services except as (x) expressly permitted pursuant to this Agreement or (y) approved in advance in writing by Mitsui; and

(b)Except for LanzaTech CarbonSmart Technology to which Section 4.1(a)(ii) applies, commencing as of the Effective Date and continuing for an initial period of [***] (such period, together with any renewal thereof in accordance with this Section 4.1(b), the “Exclusivity

Term”), in Japan, LanzaTech hereby appoints Mitsui as its and its Affiliates’ exclusive provider (even with respect to LanzaTech) of all Alliance Services in connection with the implementation or use by any Customer of the LanzaTech Technology, and any products or services incorporating, based on or using any LanzaTech Technology, as currently existing or as may be developed by or for LanzaTech during the Exclusivity Term, as well as related methods, process and procedures for the implementation thereof. LanzaTech shall not promote or market the LanzaTech Technology to, or solicit any potential customer for the implementation of, the LanzaTech Technology in Japan, without first obtaining the prior written consent of Mitsui. Upon obtaining such consent, LanzaTech shall coordinate all communications and discussions with any potential customer with Mitsui, and shall not promote or recommend any third Person provider of the Alliance Services or any services similar to the Alliance Services to any potential customer located in Japan without first obtaining Mitsui’s prior written consent. For the avoidance of doubt, if Mitsui determines that it does not wish to pursue a particular customer opportunity in Japan, LanzaTech shall not thereafter attempt to contact or communicate with such customer regarding the marketing, promotion or licensing of the LanzaTech Technology or any Alliance Services (or services similar to the Alliance Services) without first obtaining Mitsui’s prior written consent, which should not be unreasonably withheld. During the Exclusivity Term, Mitsui will use [***] to (i) Promote to prospective customers in Japan the LanzaTech Technology, including by analyzing the Japanese market in order to identify specific opportunities with prospective Customers of the LanzaTech Technology, assessing the timing and size of such opportunities, and gathering other information and data in support of the foregoing, and (ii) establish commercial facilities using the LanzaTech Technology in Japan. The Exclusivity Term, and Mitsui’s and its Affiliates’ rights as the exclusive provider of Alliance Services in connection with the implementation or use by any Customer of the LanzaTech Technology in Japan pursuant to this Section 4.1(b), shall automatically renew (unless Mitsui gives prior written notice of non-renewal) for additional, subsequent [***] periods during the Term, subject to Mitsui’s remaining in substantial compliance with its obligation to Promote the LanzaTech Technology and establish commercial facilities in Japan pursuant to this Section 4.1(b) and provided that no less than three (3) months prior to the expiration of the then-current Exclusivity Term, Mitsui and LanzaTech shall meet and discuss the results of Mitsui’s Promotional efforts in Japan and its analysis of the Japanese market, and cooperate in good faith to determine whether to amend any rights or obligations of the Parties with respect to the Promotion of the LanzaTech Technology in Japan. If Mitsui fails to fulfill the conditions set forth in the preceding sentence prior to the expiration of the then-current Exclusivity Term, and such failure is not due in whole or in part to any act or omission of LanzaTech, the Exclusivity Term, and Mitsui’s and its Affiliates’ rights as the exclusive provider of Alliance Services in connection with the implementation or use by any Customer of the LanzaTech Technology in Japan, shall terminate, provided that LanzaTech shall thereafter be obligated to identify Mitsui and promote Mitsui as LanzaTech’s and its Affiliates’ Preferred Provider of Alliance Services in Japan (as in the rest of the world) pursuant to Section 4.1(a) during the Term of this Agreement. At any time during the then current Exclusivity Term, in the event LanzaTech, acting in good faith, believes Mitsui is not using [***] to Promote the LanzaTech Technology and establish commercial plants in Japan, LanzaTech shall notify Mitsui, and the Parties shall discuss in good faith how to address Mitsui’s Promotion of the LanzaTech Technology in Japan prior to the expiry of the Exclusivity Term. Nothing in this Section 4.1(b) applies to LanzaTech CarbonSmart Technology to which Section 4.1(a)(ii) applies.

(c)Notwithstanding anything to the contrary in Section 4.1(b), the Parties agree that Mitsui status as LanzaTech’s Preferred Provider in Japan during the Exclusivity Term shall not apply solely with respect to: (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; and (v) [***].

(d)Without limitation to Section 4.1(b), upon Mitsui’s request, LanzaTech agrees to discuss with Mitsui the terms and conditions pursuant to which LanzaTech shall appoint Mitsui and/or one of its Affiliates as LanzaTech’s exclusive sales agent (even with respect to LanzaTech) in Japan with respect to all sales, marketing and promotion of the LanzaTech Technology, whether or not in connection with an Offering or potential Customer Engagement (in addition to being the Preferred Provider of all Alliance Services).

4.2.Cooperative Marketing Efforts.

(a)Offerings. During the Term, the Parties will cooperate in the Promotion of LanzaTech Technology together with Alliance Services as a combined package to Customers, as such combined package may be adapted, modified or specifically tailored for the purposes of promoting and marketing the same to any applicable Customer, including pursuant to Section 5 (each, an “Offering”). The Parties shall cooperate in good faith in assembling Offerings, including by (i) [***], (ii) [***], and (iii) [***]. Each Party shall have the right to modify the nature of LanzaTech Technology (in the case of LanzaTech) or Alliance Services (in the case of Mitsui) made available as part of Offerings, as well as the terms (including fees) applicable thereto, from time to time during the Term in its discretion.

(b)Joint Promotions. Each of LanzaTech and Mitsui will carry out, and cause its Affiliates to carry out, all Joint Promotions identified by the Alliance Committee and otherwise market and promote Offerings, LanzaTech Technology and Alliance Services globally during the Term of this Agreement without undue delay, and LanzaTech and its Affiliates will market and promote Mitsui as LanzaTech’s Preferred Provider in connection therewith pursuant to Section 4.1 and refer all Customers to Mitsui for the provision of Alliance Services pursuant to Section 4.3. LanzaTech’s and Mitsui’s efforts in connection therewith shall include (i) developing joint marketing and sales information to be used in connection with Joint Promotions and other marketing and promotional efforts and cross-promoting LanzaTech Technology and Alliance Services and (ii) implementing other recommendations and instructions related to any Joint Promotions or other Promotions conducted by either Party individually or jointly pursuant to this Agreement provided by the Alliance Committee. Subject to Sections 4.1(b) – 4.1(d), the Parties shall use [***] to approach each Joint Customer jointly (e.g., at a meeting or place where representatives of both LanzaTech and Mitsui may attend), and to coordinate Promotions to enable the Parties to participate together and on an equal basis. Notwithstanding the foregoing, the Parties agree that each Party shall cooperate to promote and market combinations of LanzaTech Technology and Alliance Services (and, in the case of LanzaTech and its Affiliates, promote and market Mitsui as its Preferred Provider) to Customers even in cases where no meeting of the Alliance Committee to discuss a Customer has taken place, and whether or not any Joint Promotion for a Customer has been agreed by the Alliance Committee; provided that, for any Customer (other than a CarbonSmart Customer) located in Japan, LanzaTech shall in all cases comply with the requirements of Section 4.1(b).

(c)Except as may be otherwise determined by the Alliance Committee or otherwise agreed in writing by the Parties, [***].

4.3.LanzaTech Obligations.

(a)LanzaTech shall, and shall cause its Affiliates to, (i) promptly notify Mitsui of any expression of interest or request by any Customer to acquire from or engage a third Person to provide any Investment Services, Off-take Services or, in Japan, EPC Services, (ii) provide Mitsui with all information reasonably requested by Mitsui regarding such expression of interest or request, the Customer opportunity and the Customer’s contact information so that Mitsui may contact such Customer in connection with the exercise of its rights and performance of its obligations hereunder, and (iii) provide written notice of any such request from a Customer to the Alliance Committee, including the Customer’s contact information such that a representative of the Alliance Committee may contact such Customer strictly for data gathering and informational purposes. Without limitation to the foregoing sentence, LanzaTech covenants and agrees that, at all times during the Term, it shall, and shall cause its Affiliates to, market and promote Mitsui as its Preferred Provider to (A) LanzaTech’s existing customers (or potential customers) of LanzaTech Technology, (B) all potential customers who approach LanzaTech independently expressing an interest in LanzaTech Technology and/or Alliance Services, (C) potential customers who are introduced to LanzaTech by Mitsui, and (D) potential customers who LanzaTech initially approaches independently of Mitsui as part of its ongoing business development strategy (such customers, collectively, the “LanzaTech Customers”). For clarity, as used in the foregoing sentence, “potential customers” shall include [***].

(b)Subject to Section 4.1(b), if LanzaTech or any of its Affiliates engages in any meaningful discussion with or attends a meeting with any Customers regarding the implementation of LanzaTech Technology and/or use of Alliance Services when Mitsui is not present, LanzaTech shall (i) promptly notify Mitsui thereof, identifying the applicable Customer, (ii) provide Mitsui with reasonable information regarding the communication or meeting and (iii) provide Mitsui with any additional information Mitsui may reasonably request. For clarity, LanzaTech’s obligation pursuant to the foregoing sentence shall continue to apply [***].

(c)If a Customer requests services or demonstrates an interest in engaging a service provider (including for any Investment Services or Off-take Services), LanzaTech shall notify Mitsui of all services requested by such Customer and Mitsui shall identify in writing which of such services are Alliance Services and which of such services, if any, are not Alliance Services. Thereafter, (i) LanzaTech and Mitsui will cooperate in good faith for the purposes of entering into an agreement and finalizing the terms pursuant to which Mitsui shall provide such services constituting Alliance Services to the applicable Customer and (ii), subject to Section 5.5, LanzaTech may refer such Customer to (or otherwise recommend) a third Person to provide the services expressly identified by Mitsui as not constituting Alliance Services, provided that LanzaTech continues to identify and promote Mitsui as its Preferred Provider of all Alliance Services. Notwithstanding the foregoing sentence, if the applicable Customer is located in Japan and is not a CarbonSmart Customer, LanzaTech shall not, and shall cause its Affiliates not to, refer such Customer to (or otherwise recommend) any third Person to provide any such services, whether or not constituting Alliance Services, without Mitsui’s prior written consent.

4.4.Mitsui Obligations.

(a)Mitsui shall, and shall cause its Affiliates to, (i) promptly notify LanzaTech of any expression of interest or request by any Customer in an Offering or licensing or implementing LanzaTech Technology, (ii) respond in a timely manner to requests from Joint Customers and LanzaTech Customers that have expressed an interest in acquiring or otherwise procuring Alliance Services or an Offering.

(b)if Mitsui or any of its Affiliates communicates with or attends a meeting with any Customer regarding the implementation of LanzaTech Technology when LanzaTech is not present, Mitsui shall (i) promptly notify LanzaTech thereof, identifying the applicable Customer, (ii) provide LanzaTech with reasonable information regarding the communication or meeting and (iii) provide LanzaTech with any additional information LanzaTech may reasonably request.

4.5.Mitsui Discretion. Mitsui shall have the right, but not obligation, as LanzaTech’s Preferred Provider to supply any Alliance Services marketed or promoted by LanzaTech or required or requested by any Customer. If, following LanzaTech’s notification to Mitsui regarding any Customer opportunity, Mitsui notifies LanzaTech in writing that Mitsui wishes to pursue the particular Customer opportunity, the Parties shall cooperate in good faith and in a timely manner for the purposes of entering into an agreement and finalizing the terms pursuant to which Mitsui shall provide such Alliance Services to the applicable Customer. If, following LanzaTech’s notification to Mitsui regarding any Customer opportunity, (a) Mitsui notifies LanzaTech in writing that Mitsui does not wish to pursue the particular Customer opportunity or to provide any particular Alliance Services to such Customer (a “Decline Notice”), outside of Japan or in the case of a CarbonSmart Customer anywhere in the world, or (b) Mitsui fails to notify LanzaTech in writing of its intention to pursue the particular Customer opportunity within [***] of notification (a “Deemed Decline”), LanzaTech may thereafter refer the applicable Customer to (or otherwise recommend) a third Person to provide such applicable Customer only those particular Alliance Services that were declined by Mitsui in the applicable Decline Notice or were the subject of the applicable Deemed Decline; provided that if the applicable Customer is located in Japan (and is not a CarbonSmart Customer), LanzaTech shall not thereafter attempt to contact or communicate with such Customer regarding the marketing, promotion or licensing of the LanzaTech Technology or any Alliance Services (or services similar to the Alliance Services) without first obtaining Mitsui’s prior written consent, which shall not be unreasonably withheld. The foregoing shall in no way limit or affect LanzaTech’s obligations pursuant to this Section 4 with respect to any other Customer or as to any Alliance Services not declined by Mitsui in the applicable Decline Notice or that were not the subject of the applicable Deemed Decline.

4.6.Mitsui’s Employee at LanzaTech. Mitsui reserves the right, but not obligation, as LanzaTech’s Preferred Provider to have [***] of its employees perform at least in part the work ascribed to Mitsui under this Agreement at LanzaTech, subject to Mitsui and LanzaTech first reasonably agreeing to the scope of the work, the identity of the employee and the period of the performance. Terms governing the assignment of the employee under this Section 4.6 shall correspond to [***] subject to such changes as LanzaTech and Mitsui reasonably agree.

4.7.Right of First Offer. Without limiting the generality of Sections 4.1 – 4.4, Mitsui will have a right of first offer with respect to all Alliance Services required or requested by LanzaTech and/or any Customer during the Term. Accordingly, should LanzaTech or any Customer desire to procure Alliance Services at any time (including [***]), LanzaTech will promptly notify Mitsui of its or the Customer’s requirements and/or request from the Customer and cooperate in good faith to determine if the Alliance Services meets LanzaTech’s or such Customer’s particular requirements. Should LanzaTech or the applicable Customer determine that the Alliance Services meet such Customer’s requirements, LanzaTech and Mitsui shall cooperate in good faith and in a timely manner for the purposes of entering into an agreement and finalizing the terms pursuant to which Mitsui shall provide such Alliance Services to LanzaTech or the applicable Customer. Should LanzaTech or the applicable Customer determine in good faith that the Alliance Services do not meet its requirements, (a) [***] and (b) [***]. If, following receipt of such notice and good faith negotiations regarding Mitsui’s offer to address any shortcomings, Mitsui or the applicable Customer determines that Mitsui will not be able to meet LanzaTech’s or such Customer’s requirements, Mitsui will notify LanzaTech identifying the particular Alliance Services that it will not provide. Following receipt of such notice, outside of Japan or in the case of a CarbonSmart Customer anywhere in the world, LanzaTech may procure such particularly identified Alliance Services from, or refer the applicable Customer to (or otherwise recommend), a third Person to provide such particularly identified Alliance Services, provided that LanzaTech continues to identify and promote Mitsui for the applicable project and/or to the applicable Customer as its Preferred Provider of all other Alliance Services. For clarity, any determination by Mitsui not to provide any particular Alliance Services pursuant to this Section 4.6 shall not limit LanzaTech’s obligations to notify Mitsui in accordance with this Section 4.6 with respect to any future requirement or request of LanzaTech or any Customer for Alliance Services (including Alliance Services of the type Mitsui previously determined not to provide).

4.8.[***].

Section 5.Other Agreements.

5.1.Customer Engagements. If any Customer makes any indication of interest to either Party concerning entering into formal negotiations, a term sheet or any similar writing regarding a commercial arrangement with LanzaTech and/or Mitsui (a) with respect to any Offering and/or (b) to otherwise potentially engage both LanzaTech and Mitsui to provide LanzaTech Technology and any Alliance Services (as applicable) in connection with any Customer project or venture (each of (a) and (b), a “Customer Engagement”), LanzaTech and Mitsui shall promptly cooperate in good faith and in a timely manner to further develop an Offering for such Customer. Such cooperation shall include jointly engaging such Customer to investigate the terms and conditions of a commercial arrangement mutually beneficial to each of the Parties and the applicable Customer, and coordinating in the negotiation and finalization of definitive agreements to govern the provision of LanzaTech Technology by LanzaTech and Alliance Services by Mitsui in connection with such Customer Engagement. During the conduct of any negotiations with a Customer, each Party shall (i) continue to promote and market the other Party as a provider of LanzaTech Technology or Alliance Services, as applicable, in connection with such Customer Engagement, (ii) not conduct any substantial negotiations relating to the LanzaTech Technology or Alliance Services (or, in the case of LanzaTech and involving a Customer located in Japan (other than a CarbonSmart Customer), any negotiations) with such Customer concerning the Customer

Engagement without the other Party present unless the other Party first consents to such negotiations and (iii) keep the other Party reasonably informed of all developments regarding the potential Customer Engagement and the terms thereof. Each Party shall [***].

5.2.Commercial Terms. Without limiting the Parties’ obligations pursuant to Section 5.1 and subject to Section 5.3, unless otherwise agreed by the Parties, any (a) Offering presented to a Customer and (b) binding document or definitive agreement related to the applicable Customer Engagement (such agreement(s), the “Final Agreements”) arising out of or with respect to the Parties’ marketing and promotional efforts pursuant to this Agreement, shall contain commercial terms based on [***], provided that the foregoing shall not apply solely in the event that the applicable Customer unambiguously informs the Parties after good faith negotiations that it will not license or implement LanzaTech Technology unless the commercial terms contained in the applicable Final Agreement(s) differ from those set forth in this Section 5.2:

(a)Royalty Model. Mitsui shall [***] of the applicable Customer using LanzaTech Technology [***] on terms pursuant to which the [***] (such payments and fees, the “LanzaTech Fees”) payable by the applicable Customer shall be [***]. Notwithstanding the foregoing, if Mitsui’s or its Affiliates’ [***].

(b)[***] JV Model. LanzaTech, Mitsui and the Customer shall [***], pursuant to which: (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; and (v) [***].

5.3.EPC Services. Without limitation to the Parties’ obligations pursuant to this Agreement with respect to Alliance Services, upon Mitsui’s request, LanzaTech and Mitsui shall jointly promote and market Mitsui or its Affiliate, Mitsui & Co. Plant Systems Limited (“MPS”), in connection with any Offering or potential Customer Engagement as a provider of EPC Services for the construction or modification of a facility at which LanzaTech Technology will be implemented in Japan, [***].

5.4.Solo Engagement. Subject to LanzaTech’s compliance with its obligations pursuant to Section 4.3, (i) if any Customer, despite LanzaTech’s [***] to promote Mitsui as its Preferred Provider of Alliance Services to such Customer, elects to accept an Offering solely with respect to LanzaTech’s provision of LanzaTech Technology, or otherwise elects to engage only LanzaTech as a provider of LanzaTech Technology and not Mitsui as a provider of any Alliance Services in connection with any Customer Engagement, or (ii) Mitsui declines to provide all Alliance Services in connection with a Customer Engagement pursuant to Decline Notice, or all such Alliance Services are the subject of a Deemed Decline, in each case pursuant to Section 4.5, the Parties agree that LanzaTech shall be free to provide LanzaTech Technology to such Customer in connection with such Customer Engagement (such Customer Engagement, a “Solo Engagement”); provided, however, that if the applicable Customer is located in Japan (but is not a CarbonSmart Customer), LanzaTech shall not, and shall cause its Affiliates not to, attempt to contract or communicate with such customer regarding the marketing, promotion or licensing of the LanzaTech Technology or any Alliance Services (or services similar to the Alliance Services), without first obtaining Mitsui’s prior written consent, which shall not be unreasonably withheld.

5.5.Third Person Service Providers. Notwithstanding anything to the contrary set forth in this Agreement, LanzaTech shall not, and shall cause its Affiliates not to, in connection with any Solo Engagement or otherwise, market, promote or otherwise endorse to any Customer, as a provider, directly or indirectly, of any Investment Services, Off-take Services or EPC Services (in Japan), (a) any third Person, unless LanzaTech has first notified Mitsui of the identity of such third Person provider of such services, (b) any Restricted Third Party or Japanese Provider, unless LanzaTech has first obtained Mitsui’s prior written consent with respect to such Restricted Third Party or Japanese Provider and (c) in Japan, LanzaTech, its Affiliates, or any third Person (including any Restricted Third Party or Japanese Provider), without first obtaining Mitsui’s prior written consent, which shall not be unreasonably withheld. Following LanzaTech’s notice to Mitsui pursuant to subsection (a), receipt of written consent regarding a Restricted Third Party or Japanese Provider pursuant to subsection (b), or receipt of written consent regarding any provider of Alliance Services in Japan pursuant to subsection (c), and in any case without limitation to LanzaTech’s continuing obligation to continue to promote Mitsui as LanzaTech’s Preferred Provider of Alliance Services and prior to marketing, promoting or otherwise endorsing LanzaTech, its Affiliates, or any such third Person, Restricted Third Party or Japanese Provider to the applicable Customer, LanzaTech agrees to (i) consider in good faith any input from Mitsui regarding the marketing, promotion or endorsement of LanzaTech, its Affiliates, or such third Person, Restricted Third Party or Japanese Provider and (ii) provide to Mitsui reasonable information regarding LanzaTech, its Affiliates or any third Person, Restricted Third Party or Japanese Provider LanzaTech refers or otherwise recommends to such Customer. Without limiting the foregoing, LanzaTech shall notify Mitsui prior to entering into any agreement or other arrangement with any third Person, Restricted Third Party or Japanese Provider regarding the provision of any Investment Services, Off-take Services or EPC Services to the applicable Customer, and provide Mitsui with the name of the applicable service provider and indicate whether such agreement or other arrangement includes any exclusivity terms with respect to such services (and, if so, provide a description of such exclusivity terms).

Section 6.Intellectual Property.

6.1.Sole Ownership. As between the Parties, each Party shall remain the sole owner of all right title and interest in and to (a) all Intellectual Property that such Party provides to the other Party or to any Customer in connection with this Agreement (and all Intellectual Property Rights therein) and (b) all Intellectual Property developed, generated or acquired solely by LanzaTech or Mitsui, as applicable, prior to, on or after the Effective Date (and all Intellectual Property Rights therein). Except as may be expressly set forth herein, neither Party shall obtain or acquire, by virtue of this Agreement, any ownership interest in any Intellectual Property or Intellectual Property Rights of the other Party.

6.2.Joint Ownership. Should any Intellectual Property be jointly developed by the Parties in connection with the performance of their obligations pursuant to this Agreement (“Joint IP”), including any Intellectual Property consisting of marketing or promotional materials or other copyrightable materials, all Intellectual Property Rights (other than Trademarks) in such Joint IP will be jointly owned by the Parties, with each Party having the unrestricted right to exercise and otherwise exploit such Intellectual Property Rights (other than Trademarks) in and to such Joint IP (and to license third Persons to do the same) in any manner without the consent of the other Party and without a duty to account to or share proceeds with the other Party. For clarity, each Party’s right and license to use the Trademarks of the other Party, whether in connection with any Joint IP created by the parties or otherwise, shall be only as set forth in Section 6.3.

6.3.Trademark License.

(a)Each Party’s respective Trademarks are and shall remain the sole and exclusive property of the respective Party. Subject to this Section 6.3, each of LanzaTech and Mitsui hereby grant the other Party, during the Term, a royalty-free, nonexclusive, nontransferable, non-sublicensable, worldwide right and license to use, display, print, publish, advertise or otherwise disseminate the other Party’s Trademarks solely in connection with the cooperative promotional, marketing and sales activities set forth in this Agreement, provided that, prior to either Party’s first use of the other Party’s Trademarks in connection with any such activities, such Party shall first obtain the written consent of the Party owning such Trademarks for the manner of such use, which such approval may be withheld in the owning Party’s discretion.

(b)Notwithstanding Section 6.3(a), either Party may, upon written notice to the other Party, identify in writing those of its Trademarks which may be used by the other Party in the connection with its Promotional, marketing and sales activities conducted pursuant to this Agreement (such Trademarks, the “Permitted Marks”). Upon receipt of such notice, the receiving Party shall thereafter limit its use of any Trademarks of the other Party to such Permitted Marks during the Term and immediately cease any and all use of any other Trademarks other than the Permitted Marks owned by the other Party.

(c)Each Party acknowledges and agrees that the use by such Party of the other Party’s Trademarks shall not confer upon such Party any right or interest whatsoever in the other Party’s Trademarks. Any and all goodwill arising from either Party’s use of the other Party’s Trademarks shall inure solely to the benefit of such other Party, and during the Term and following any termination of this Agreement, neither Party shall assert any claim to the other Party’s Trademarks or associated goodwill. Each Party shall use the other Party’s Trademarks in conformance with any trademark guidelines provided to it by such other Party, which may reasonably be revised by such other Party from time to time. Upon request of either Party, the other Party shall provide the requesting Party with representative samples of each such use of the requesting Party’s Trademarks. If the requesting Party determines, in its sole discretion, that the other Party is using the requesting Party’s Trademarks improperly, the requesting Party shall notify such other Party in writing of such improper use, and such other Party shall promptly remedy or cease (as instructed by the other Party) such improper use, but in no event later than [***] following receipt of such notice.

Section 7.Indemnification.

Each Party (as “Indemnitor”) will defend, indemnify and hold harmless the other Party (“Indemnitee”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses (including reasonable attorneys’ fees) and disbursements, including the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any action, suit, proceeding or investigation asserted by a third party (collectively, “Losses”), caused by, relating to, based upon, arising out of or in connection with: (a) any actual or alleged infringement or misappropriation of any Intellectual Property Rights of any third Person by any Intellectual Property or services provided by the Indemnitor to the Indemnitee or any Customer in connection with this Agreement or pursuant to any definitive agreement(s) entered into with any Customer (b) the Indemnitor’s actual or alleged breach of any of representation or warranty made by the Indemnitor in this Agreement or in any definitive agreement(s) entered into with any Customer (c) the Indemnitor’s actual or alleged violation of any applicable laws in connection with the performance of its obligations pursuant to this Agreement or any definitive agreement(s) entered into with any Customer, and (d) any actual or alleged personal injury, bodily harm or death arising out of or related to Indemnitor’s performance of its obligations pursuant to this Agreement or any definitive agreement(s) entered into with any Customer, including in connection with any product liability or similar claim arising out of or related to any Customer’s use or exploitation of the LanzaTech Technology or Alliance Services, as applicable, provided by the Indemnitor. If Indemnitee makes an indemnification request to Indemnitor, Indemnitee will permit the Indemnitor to control the defense, disposition or settlement of the matter at the Indemnitor’s expense, provided that Indemnitor will not, without the prior written consent of Indemnitee, enter into any settlement or agree to any disposition that imposes an obligation on the Indemnitee that is not wholly discharged or dischargeable by the Indemnitor. Indemnitee will notify the Indemnitor promptly of any Losses for which the Indemnitor is responsible and will cooperate with the Indemnitor as commercially reasonable to facilitate defense of any such claim giving rise to such Losses; provided that Indemnitee’s failure to notify Indemnitor will not limit Indemnitor’s obligations under this Section 8 except to the extent that Indemnitor is materially prejudiced as a result of such failure. Indemnitee will at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense.

Section 8.Representations and Warranties.

8.1.Representations and Warranties. Each Party represents and warrants, as of the Effective Date, that: (a) it has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder; (b) entering into this Agreement does not violate any agreement between such Party and any third Person; and (c) it has the right to engage in and/or authorize the activities contemplated in this Agreement.

8.2.Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES REGARDING ITS PRODUCTS OR SERVICES, NOR ANY PORTION THEREOF, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

Section 9.Limitations of Liability.

EXCEPT WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 7, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, AND TO THE FULLEST EXTENT ALLOWED UNDER APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY LEGAL THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 10.Confidentiality.

10.1.Obligations. “Confidential Information,” for the purposes of this Agreement, shall include all proprietary or nonpublic information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement that is marked as “proprietary” or “confidential” or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure and reduced in writing or other tangible (including electronic) form that includes a confidentiality notice and delivered to the Receiving Party within [***] of disclosure. The Receiving Party may disclose Confidential Information only to those of its and its Affiliates employees and Representatives who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof. The Receiving Party shall, and shall cause its and its Affiliates’ employees and Representatives to, retain in confidence and not disclose to any third party any Confidential Information without the Disclosing Party’s prior written consent. Without limiting the foregoing, the Receiving Party shall use at least the same procedures and degree of care which it uses to protect its own confidential information of like importance, and in no event less than reasonable care. The confidentiality obligations set forth in this Section 10.1 shall apply and continue, with regard to all Confidential Information disclosed hereunder, for a period of [***] from the date of disclosure of such Confidential Information.

10.2.Exceptions. Notwithstanding the foregoing, Confidential Information will not include information that: (a) was already known by the Receiving Party, other than under an obligation of confidentiality to the Disclosing Party or any third party, at the time of disclosure hereunder; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party hereunder; (c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Person other than the Disclosing Party not subject to any duty of confidentiality with respect thereto; or (e) was developed by the Receiving Party without reference to any Confidential Information disclosed by the Disclosing Party.

Section 11.Term and Termination.

11.1.Term. This Agreement will become effective upon the Effective Date and continue in force and effect until terminated in accordance with this Section 11 (the “Term”).

11.2.Termination for Cause. This Agreement may be terminated for cause by either Party on written notice to the other Party if (a) the other Party has materially breached of any of its obligations under this Agreement and fails to remedy such breach within thirty (30) days after its receipt of a written notice by the non-breaching Party informing such Party of the nature and scope of such material breach, or (b) the other Party has a receiver appointed, or there is an assignment for the benefit of other creditors, or in the event of any insolvency or inability to pay debts as they become due by the other Party, except as may be prohibited by applicable bankruptcy laws, or if the Party ceases to do business.

11.3.Mitsui Termination for Convenience. This Agreement may be terminated without cause by Mitsui at any time during the Term upon three (3) months’ prior written notice to LanzaTech.

11.4.Effect of Termination. Upon any expiration or earlier termination of this Agreement, all rights and obligations of the Parties, including any rights and licenses to any Intellectual Property Rights of the other Party granted hereunder, will terminate, except that the rights and obligations of the Parties under Articles 1, 9, 10 and 12, and Sections 4.1(d), 5.3, 6.1, 6.2, 6.3(c) (with respect to the first two sentences thereof), 8.2 and 11.4 will survive such expiration or termination of this Agreement.

Section 12.Miscellaneous.

12.1.Interpretation. For purposes of interpreting this Agreement, (a) unless the context otherwise requires, the singular includes the plural, and the plural includes the singular; (b) unless otherwise specifically stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or paragraph; (c) the words “include” and “including” shall not be construed as terms of limitation, and shall therefore mean “including but not limited to” and “including without limitation”; (d) unless otherwise specifically stated, the words “writing” or “written” mean preserved or presented in retrievable or reproducible form, whether electronic (including email but excluding voice mail) or hard copy; (e) a right or license to a Party includes the right of such Party to have such right or license exercised on its behalf (e.g., the right of a Party to make includes the right to have made, the right of a Party to reproduce includes the right to have reproduced, etc.); and (f) the references herein to the Parties shall refer to their permitted successors and assigns.

12.2.Non-Solicitation. During the Term of this Agreement, neither Party shall, without the prior written consent of the other Party, directly solicit for employment any person who is employed by such other Party. Notwithstanding the foregoing, each Party may make general solicitations, including through newspaper or Internet advertisements or similar advertisements, so long as such solicitations are not specifically directed toward employees of the other Party.

12.3.Assignment; Successors and Assigns. Neither Party may, directly or indirectly, in whole or in part, whether by operation of law, merger (even if such Party is the surviving Person), acquisition (even if such Party is the acquiring Person), in connection with a Change of Control or otherwise, assign or transfer this Agreement or any of its rights or obligations hereunder, without the prior written consent of the other Party, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other Party. Without limiting the foregoing, the terms and conditions of this Agreement, and each Party’s rights and obligations hereunder, shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

12.4.Change of Control. Any Change of Control of a Party during the Term shall not limit or otherwise affect either Party’s rights and obligations hereunder, nor give rise to either Party’s right to terminate this Agreement. Promptly following the date that either Party first considers any transaction (including any initial public offering of the common stock or other equity interests of such Party on any public exchange) pursuant to which such Party could reasonably undergo a Change of Control, to the extent permitted by applicable law, such Party shall promptly notify the other Party and discuss in good faith with such other Party any concerns or issues such other Party may have with respect to the contemplated transaction. The Party undergoing any Change of Control shall condition the applicable transaction on a binding agreement by the Person or group of Persons acquiring an ownership interest in such Party that such Person or group of Persons shall continue to honor all of such Party’s rights and obligations pursuant to this Agreement, including by conditioning any such Change of Control upon such Person’s or group of Persons’ acknowledgement of its continued compliance with the terms and conditions of this Agreement.

12.5.Relationship of the Parties. For the purposes of this Agreement, the Parties are and will remain independent contractors. Nothing in this Agreement will be construed to constitute the Parties as partners, or principal and agent for any purpose whatsoever. Neither Party will bind, or attempt to bind, the other Party hereto to any contract or other obligation, and neither Party will represent to any third party that it is authorized to act on behalf of the other Party to this Agreement.

12.6.Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

12.7.Dispute Resolution. Each of the Parties hereto irrevocably (a) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in New York County, New York, in accordance with the Rules of Arbitration then in effect of the International Chamber of Commerce (“ICC”) by one arbitrator appointed in accordance with said Rules of Arbitration, (b) waives, to the fullest extent it may effectively do so, any objection which it may now hereafter have to the laying of venue of any such arbitration, and (c) submits to the exclusive jurisdiction of the ICC in State of New York in any such arbitration. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

12.8.Entire Agreement; Amendment. This Agreement, [***], constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and thereof, and supersedes any prior communications, representations, understandings and agreements, either oral or written, between the Parties with respect to such subject matter. This Agreement may not be altered except be a written instrument signed by authorized legal representatives of both Parties. Any waiver of the provisions of this Agreement or of a Party’s rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a Party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such Party’s rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such Party’s right to take subsequent action.

12.9.Notices and Other Communications. All notices required or permitted under this Agreement shall reference this Agreement and will be deemed given: (a) when delivered personally; (b) [***] after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) [***] after deposit with an internationally recognized commercial overnight carrier specifying next day delivery, with written verification of receipt. All such notices, requests, demands and other communications shall be addressed as follows:

If to LanzaTech:

[***]

8045 Lamon Avenue, Suite 400

Skokie, Illinois 60077

USA

Telephone: [***]

Email: [***]

With a copy to:

[***]

8045 Lamon Avenue, Suite 400

Skokie, Illinois 60077

USA

Telephone: [***]

Email: [***]

If to Mitsui:

TKNEZ/TKNEF

1-2-1 Ohtemachi, Chiyoda-ku,

Tokyo, 100-0004, Japan

Telephone: [***]

Email: [***]

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 12.9.

12.10.Expenses. Except as otherwise expressly set forth in this Agreement, each Party [***].

12.11.Severability. If any provision in this Agreement will be found or be held to be invalid or unenforceable, then the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement which will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties will use their respective [***] to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly gives effect to the Parties’ intent in entering into this Agreement.

12.12.No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors and permitted assigns, and the Parties do not intend to confer third party beneficiary rights upon any other Person.

12.13.Construction. This Agreement shall be deemed to have been drafted by both Parties and, in the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

12.14.Execution. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

12.15.Nonexclusivity. Except as otherwise set forth in this Agreement, the relationship between the Parties, and all aspects thereof, are nonexclusive. Subject to the terms and conditions of this Agreement, each Party may develop itself, or purchase or otherwise acquire from third Persons, any products or services, and each Party may engage in any business, even if such business is competitive with the business of the other Party.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

LANZATECH NZ, INC		MITSUI & CO., LTD

By:	/s/ Jennifer Holmgren	By:	/s/ Yasuhiro Uchida

Name:	Jennifer Holmgren	Name:	Yasuhiro Uchida
Title:	CEO	Title:	General Manager, NexGen Energy
Division, Energy Solutions Business Unit